Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191049

STEADFAST APARTMENT REIT, INC.
SUPPLEMENT NO. 3 DATED JULY 8, 2014
TO THE PROSPECTUS DATED APRIL 15, 2014

This document supplements, and should be read in conjunction with, our prospectus dated April 15, 2014, as supplemented by Supplement No. 1 dated April 15, 2014 and Supplement No. 2 dated May 30, 2014, relating to our offering of up to $1,100,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 3 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 3 is to disclose:

•	the status of our public offering;
•	an update to our prior performance tables;
•	the amendment and restatement of our incentive plan;
•	an update to our suitability standards;
•	an update to our subscription agreement; and
•	our recent acquisition of Harrison Place Apartments, a residential property located in Indianapolis, Indiana.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on December 30, 2013. As of July 3, 2014, we had received and accepted investors’ subscriptions for and issued 1,688,590 shares of our common stock in our public offering, resulting in gross offering proceeds of $24,971,246.

As of July 3, 2014, 64,978,077 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares of our common stock in our initial public offering until the earlier of December 30, 2015, unless extended, or the date on which the maximum offering amount has been sold.

Update to Our Prior Performance Tables

We have updated Tables III and IV of our prior performance tables. These updated prior performance tables are attached to this supplement as Appendix A and supersede and replace Table III and IV contained in our prospectus dated April 15, 2014.

Amendment and Restatement of Our Incentive Plan

On July 24, 2014, we adopted the Amended and Restated 2013 Incentive Plan, which amends our original incentive plan to remove the authority to grant cash-based awards and to limit the amount of equity-based awards that may be granted under our incentive plan to 5.0% of the outstanding shares of our stock as of the date of the grant.

Update to Our Suitability Standards
The following language supersedes the previous Maine suitability language and should be read in conjunction with the discussion contained in the“Suitability Standards” section of our prospectus beginning on page i and Appendix B: Form of Subscription Agreement. The Maine suitability language is being revised to remove the limitation on Maine investors from participating in our distribution reinvestment plan.

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Update to Our Subscription Agreement

In connection with the revision to the suitability standards for Maine investors, we updated our form of subscription agreement. A copy of our updated form of subscription agreement is attached to this supplement as Appendix B.

Our Acquisition of Harrison Place Apartments

On June 30, 2014, we acquired a fee simple interest in a 307-unit multifamily residential community located in Indianapolis, Indiana, known as Harrison Place Apartments, or the Harrison Place property, through STAR Harrison Place, LLC, or STAR Harrison Place, a wholly-owned subsidiary of our operating partnership.

Financing and Fees

STAR Harrison Place acquired the Harrison Place property from a third-party seller for an aggregate purchase price of $27,900,000, exclusive of closing costs. STAR Harrison Place financed the payment of the purchase price for the Harrison Place property with a combination of (1) proceeds from our ongoing public offering and (2) a loan in the aggregate principal amount of $19,530,000 from CBRE Multifamily Capital, Inc., which we refer to as the “lender,” pursuant to the requirements of the Fannie Mae Delegated Underwriting and Servicing Program, as evidenced by the Multifamily Loan and Security Agreement and the Multifamily Note, which we refer to as the “Harrison Place loan.” For additional information on the terms of the Harrison Place loan, see “—Harrison Place Loan” below.

An acquisition fee of approximately $300,000 was earned by our advisor in connection with the acquisition of the Harrison Place property. A financing coordination fee of approximately $195,000 was earned by our advisor in connection with the financing of the Harrison Place property.

Description of the Property

The Harrison Place property is a 307-unit residential community constructed in 2001. The Harrison Place property consists of 11 three-story garden-style residential buildings, 34 one-story duplexes, a clubhouse/leasing office, 15 carport buildings and 11 garage buildings situated on an approximately 22-acre site. The apartments at the Harrison Place property consist of a mix of one, two and three-bedroom units averaging 970 square feet per unit. Average in-place monthly rent at the Harrison Place property was approximately $828 as of June 27, 2014. Apartment amenities at the Harrison Place property include microwaves, refrigerators, private balconies/patios, vinyl plank tiling in wet areas and washer/dryer hook-ups. In addition, select units have attached garages, closet organizers, custom built-ins, electric fireplaces and walk-in closets. Property amenities at the Harrison Place property include a clubhouse with access entry, fitness center, business center, coin-operated laundry facility, loft lounge with television, swimming pool with sundeck, detached garages and carports. Occupancy at the Harrison Place property was 95% as of June 27, 2014.

As part of its value enhancement strategy, STAR Harrison Place intends to make strategic, interior enhancements when turning the apartment homes between residents at the Harrison Place property, including upgrading appliances and flooring. Management believes the Harrison Place property is adequately covered by insurance and is suitable for its intended purposes.

The Harrison Place property is located approximately 12 miles northeast of the Indianapolis central business district. The Harrison Place property faces competition from other multifamily apartment properties located in the Indianapolis, Indiana market.

For federal income tax purposes, we estimate that the depreciable basis in the Harrison Place property will be approximately $25.4 million. We will depreciate buildings based upon an estimated useful life of 27.5 years.

Harrison Place Loan

In connection with the acquisition of the Harrison Place property, STAR Harrison Place borrowed $19,530,000 from the lender pursuant to the Harrison Place loan. The Harrison Place loan has a 120 month term with a maturity date of July 1, 2024. STAR Harrison Place paid a loan origination fee of $156,240 to the lender in connection with the Harrison Place loan.

Interest on the outstanding principal balance of the Harrison Place loan accrues at an initial rate of 1.99%, and an interest payment of $33,467 is due and payable on August 1, 2014. Beginning August 1, 2014 and continuing until July 1, 2018, a monthly interest payment on the outstanding principal balance of the Harrison Place loan will accrue at the one-month London Interbank Offered Rate (“LIBOR”) plus 1.84%, as further described in the Harrison Place loan documents. In addition, beginning on August 1, 2018 and continuing until the maturity date, a monthly payment of principal in the amount of $31,058 is due and payable on the first date of each month. The entire outstanding principal balance and any accrued and unpaid interest on the Harrison Place loan is due and payable in full on the maturity date.

STAR Harrison Place may voluntarily prepay all of the unpaid principal balance of the Harrison Place loan and all accrued interest thereon and other sums due to the lender under the Harrison Place loan documents following the first year of the Harrison Place loan, provided that STAR Harrison Place provides the lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Harrison Place loan.

The performance of the obligations of STAR Harrison Place under the Harrison Place loan is secured by a Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Indiana) with respect to the Harrison Place property. Additionally, pursuant to an Assignment of Management Agreement, STAR Harrison Place assigned all of its rights under the Property Management Agreement (described below) to the lender upon an event of default under any of the Harrison Place loan documents.

In connection with the acquisition of the Harrison Place property, STAR Harrison Place entered into an Environmental Indemnity Agreement, or the environmental indemnity, pursuant to which STAR Harrison Place agreed to indemnify, defend and hold harmless the lender and certain other parties identified in the environmental indemnity, from and against any actions, damages, claims or other liabilities that the lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Harrison Place property or any other property from which hazardous materials derived or allegedly derived from the Harrison Place property, (2) any actual or alleged violation of any environmental laws applicable to the Harrison Place property, (3) any breach of any representation or warranty made in the environmental indemnity by STAR Harrison Place, (4) any failure by STAR Harrison Place to perform any of its obligations under the environmental indemnity, (5) any remedial work as defined in the environmental indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the environmental indemnity.

We have absolutely, unconditionally and irrevocably guaranteed to the lender full and prompt payment and performance when due of all amounts for which STAR Harrison Place is personally liable under the Harrison Place loan documents, as described above, in addition to all costs and expenses incurred by the lender to enforce these rights.

Management of Property

On the closing date, STAR Harrison Place and Steadfast Management Company, Inc., or the property manager, an affiliate of our advisor, entered into a Property Management Agreement pursuant to which the property manager serves as the exclusive leasing agent and manager of the Harrison Place property. Pursuant to the Property Management Agreement, STAR Harrison Place is to pay the property manager a monthly management fee in an amount equal to 3.0% of the Harrison Place property’s gross collections (as defined in the Property Management Agreement) for such month. The Property Management Agreement has an initial term of one year and will continue thereafter on a month-to-month basis unless either party gives 60 days prior written notice of its desire to terminate the Property Management Agreement. STAR Harrison Place may terminate the Property Management Agreement at any time upon 30 days prior written notice to the property manager in the event of the gross negligence, willful misconduct or bad acts of the property manager or any of the property manager’s employees. Either party may terminate the Property Management Agreement due to a material breach of the other party's obligations under the Property Management Agreement that remains uncured for 30 days after notification of such breach.

On the closing date, STAR Harrison Place also entered into a Construction Management Services Agreement with Pacific Coast Land & Construction, Inc., or PCL, an affiliate of our advisor. Pursuant to the Construction Management Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations from time to time for the Harrison Place Property for a construction management fee in an amount equal to 12% of the total cost of the improvements and renovations. The Construction Services Agreement may be terminated by either party with 30 days prior written notice to the other party.

APPENDIX A

UPDATED PRIOR PERFORMANCE TABLES

The following updated prior performance tables supersede and replace the existing Table III and Table IV contained in the “Appendix A: Prior Performance Tables” section of our prospectus.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
The following sets forth the unaudited operating results of prior real estate programs sponsored by our sponsor, the offerings of which have closed in the most recent five years through December 31, 2013. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	Steadfast Income REIT, Inc.
	2013	2012	2011	2010	2009
SUMMARY BALANCE SHEET DATA:
Total Assets (before depreciation)	$1,610,810,173	$600,659,918	$84,967,766	$20,712,254	$202,007
Total Assets (after depreciation)	1,561,889,854	582,586,556	81,852,261	20,171,682	202,007
Total Liabilities	1,031,826,319	427,455,885	51,243,185	12,926,977	—
Estimated Value Per Share(1)	$10.24	$10.24	$10.00	$10.00	$10.00
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$109,101,517	$30,586,932	$5,710,173	$828,230	$—
Operating expenses	140,651,971	46,855,666	8,572,245	2,827,824	—
Operating loss	(31,550,454)	(16,268,734)	(2,862,072)	(1,999,594)	—
Interest expense	24,308,402	6,291,193	1,186,938	163,987	—
Net loss (GAAP basis)	$(55,879,857)	$(22,559,927)	$(4,049,010)	$(2,162,581)	$—
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$(2,249,133)	$(4,563,196)	$(201,273)	$(455,876)	$—
Net cash (used in) investing activities	$(849,128,988)	$(382,505,492)	$(53,833,531)	$(10,902,324)	$—
Net cash (used in) financing activities	$861,401,662	$384,396,671	$63,377,288	$14,014,390	$202,700
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$25,930,708	$7,547,354	$1,449,819	$166,836	$—
Distribution data per $1,000 invested:
Total cash distributions to investors	$34.52	$33.08	$32.16	$15.36	$—
From operations and sale of properties	$—	$—	$—	$—	$—
From all other sources (financing or offering proceeds)	$34.52	$33.08	$32.16	$15.36	$—
____________

(1)
Prior to September 10, 2012, the primary offering price for Steadfast Income REIT, Inc. was $10.00 per share. Effective September 10, 2012, the primary offering price changed from $10.00 per share to $10.24 per share.

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

	Woodranch Holdings, LLC
	2013	2012	2011	2010
SUMMARY BALANCE SHEET DATA(1):
Total Assets (before depreciation)	$8,766,201	$7,616,730	$9,612,448	$13,893,137
Total Assets (after depreciation)	7,957,882	7,408,496	9,512,365	13,885,736
Total Liabilities	3,187,165	1,694,962	4,241,952	9,175,063
SUMMARY STATEMENT OF OPERATIONS DATA:
Gross revenues	$55,648	$6,142	$8	$—
Operating expenses	394,206	349,663	360,110	82,855
Operating loss	(338,558)	(343,521)	(360,102)	(82,855)
Interest expense	604,259	250,639	1,214,010	—
Net income (loss) (GAAP basis)	$(942,817)	$443,121	$558,939	$(189,327)
SUMMARY STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$1,930,483	$56,290	$(1,630,236)	$(129,245)
Net cash (used in) investing activities	$(687,611)	$2,612,748	$6,831,399	$(13,557,492)
Net cash (used in) financing activities	$(1,225,002)	$(2,680,702)	$(5,193,406)	$13,691,779
AMOUNT AND SOURCE OF DISTRIBUTIONS:
Total distributions paid to investors	$—	$—	$—	$—
Distribution data per $1,000 invested:
Total cash distributions to investors	$—	$—	$—	$—
From operations and sale of properties	$—	$—	$—	$—
From all other sources (financing or offering proceeds)	$—	$—	$—	$—
____________

(1)	Woodranch Holdings, LLC did not disclose an estimated value per share to program investors.

TABLE IV
RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)
This table sets forth the results of completed prior real estate programs during the most recent five years through December 31, 2013. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

	Steadfast McCord Nova Pointe II, LP	Steadfast Roseville II, LLC	Steadfast Heritage, LLC	Steadfast Woodranch, LLC	Steadfast Main Street, LP
Aggregate Dollar Amount Raised	$3,913,885	$1,948,912	$5,530,274	$757,860	$1,192,561
Total Compensation Paid to Sponsor	$5,835,529	$—	$1,339,452	$—	$—
Number of Properties Purchased	1	1	1	1	1
Date of Closing of Program	7/25/2013	12/2/2011	9/30/2011	7/10/2009	2/26/2009
Duration of Program (months)	183	60	74	27	56
Annualized Return on Investment(1)	21%	(20)%	(37)%	(29)%	(17)%
Median Annual Leverage(2)	76%	72%	98%	91%	98%
____________

(1)
Annualized return on investment is calculated based upon (a) the difference between the aggregate amounts distributed to investors and the aggregate amount invested by investors, divided by, (b) the aggregate amount invested by investors multiplied by the number of years from the initial investment from an investor to the liquidity event.

(2)
Median Annual Leverage is based upon a list of annual leverage values calculated over the most recent five years derived from (a) the year end loan balance (tax basis) divided by (b) the year end fixed asset balance (tax basis) including capital expenditures. The list of annual leverage values is then arranged in order from lowest to highest value with the median value being the value separating the higher half of values from the lower half of values.

APPENDIX B

SUBSCRIPTION AGREEMENT

STEADFAST APARTMENT REIT, INC.

Subscription Agreement

PROSPECTUS DATED APRIL 15, 2014

Faxable Form
877-756-1113

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL STEADFAST AT 888-223-9951

1 Investment

Total Invested $ ____________________

$5,000 MINIMUM INITIAL INVESTMENT
($2,500 FOR QUALIFIED ACCOUNTS);
$100 INCREMENTS THEREAFTER

*Please note, volume discounts may be offered to qualified purchasers (as defined in our prospectus) by participating broker dealers in connection with sales over $500,000 in shares of our common stock. Please refer to our prospectus for information pertaining to volume discounts.

☐ **Initial Investment**

☐ **Additional Investment** ____________________ EXISTING ACCOUNT NUMBER

☐ **Purchase Shares Net of Commissions**
REPRESENTATIVE WILL NOT RECEIVE SELLING COMMISSIONS

2 Investment Type (check 1 box only)

NON-QUALIFIED:

☐ **Individual**

☐ **Joint Tenants w/ Right of Survivorship**[1]

☐ **Tenants in Common**[1]

☐ **Community Property**[1]

☐ **UGMA/UTMA** ____________________ STATE

☐ **Corporation or Limited Liability Company**[2]
☐ S-Corp ☐ C-Corp
Will default to S-Corp if not selected

☐ **Partnership**[2]

☐ **Trust**[2] ____________________ TRUST DATE
Trustee or custodian signature required

☐ **Other:** ____________________ SPECIFY

QUALIFIED:

☐ **Traditional IRA**

☐ **Roth IRA**

☐ **SEP IRA**

☐ **SIMPLE IRA**

☐ **Inherited IRA as Beneficiary for:**
____________________ NAME OF DECEASED OWNER

Custodian required. Complete Section 5 and obtain Custodian Signature and Medallion Guarantee in Section 8.

☐ **Qualified Pension**[3]

☐ **Profit Sharing Plan**[3]

☐ **Other:** ____________________ SPECIFY

Custodian or Plan Administrator required.

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT OR CORPORATE RESOLUTION, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information (3a & 3b required)

3a

INVESTOR OR TRUSTEE NAME ____________________

JOINT INVESTOR OR TRUSTEE NAME ____________________

INVESTOR DATE OF BIRTH ____________________

JOINT INVESTOR DATE OF BIRTH ____________________

INVESTOR SOCIAL SECURITY OR TAX ID # ____________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ____________________

INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

3b

HOME ADDRESS (NO P.O. BOX) ____________________

CITY ____________________ STATE __________ ZIP __________

DAYTIME PHONE ____________________

EVENING PHONE ____________________

ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL ____________________

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX) ____________________

CITY ____________________ STATE __________ ZIP __________

STAR-SUBA-0614

PAGE 1 OF 4

4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME OR BUSINESS ENTITY, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A, WRITE "SAME".

TITLE LINE 1

TITLE LINE 2

SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE)

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # (INVESTOR/TRUSTEE)

PLAN OR TRUST TAX ID# (TAXABLE PARTY)

5 Custodian/ Administrator Information

(Important: Send all paperwork directly to the custodian)

CUSTODIAN/ADMINISTRATOR NAME

ADDRESS 1

ADDRESS 2

CITY | STATE | ZIP

DAYTIME PHONE

CUSTODIAN/ADMINISTRATOR TAX ID #

INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Apartment REIT, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Apartment REIT, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Apartment REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. Steadfast Apartment REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6 Distribution Options (required)

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

_____% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated.

_____% **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

_____% **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

_____% **Mail to Custodian (noted in Section 5)**

_____% **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME

☐ Checking **(attach a voided check)**

☐ Savings

ABA/ROUTING NUMBER

ACCOUNT NUMBER

_____% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

ACCOUNT NUMBER

DISTRIBUTION MAILING ADDRESS

Must total 100% _____%

CITY | STATE | ZIP

PAGE 2 OF 4

7 Investor and Suitability Representations

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

Initials Required — Owner / Joint Owner

1. I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.

2. I (we) acknowledge that the investment is not liquid, **there is no public market for the Shares** and, accordingly, it may not be possible to readily liquidate an investment in the Company.

3. I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).

4. I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

Please separately initial, only as applicable, the items below.

Initials As Applicable — Owner / Joint Owner

5. I am a (we are) resident(s) of **Alabama**. I (we) have a liquid net worth of at least 10 times my (our) investment in the Company or its affiliates.

6. I am (we are) resident(s) of **Iowa**. I (we) understand that Iowa investors must have either: (a) a minimum net worth (exclusive of the value of home, furnishings and automobiles) of $300,000 or (b) a minimum annual income of $100,000 and a net worth (exclusive of the value of home, furnishings and automobiles) of $100,000. In addition, I (we) understand that the Iowa Securities Bureau recommends that my (our) total investment in the Company or any of its affiliates and any other non-exchange traded real estate investment trust should not exceed 10% of my (our) liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

7. I am a (we are) resident(s) of **Kansas**. I (we) understand that it is recommended by the Office of the Securities Commissioner that Kansas investors limit my (our) aggregate investment in the securities of the Company and other direct participation investments to not more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally acceptable accounting principles.

8. I am a (we are) resident(s) of **Kentucky**. My (our) investment in the Company may not exceed 10% of my (our) liquid net worth.

9. I am a (we are) resident(s) of **Maine.** I (we) understand that the Maine Office of Securities recommends that my (our) aggregate investment in the Company and similar direct participation investments not exceed 10% of my (our) liquid net worth. For these purposes, "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10. I am a (we are) resident(s) of **Massachusetts**. I (we) understand that Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs. I (we) understand that liquid net worth is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

11. I am a (we are) resident(s) of **Nebraska**. I (we) must limit my (our) investment in the Company and in the securities of other similar programs to 10% of my (our) net worth (excluding the value of the investor's home, home furnishings, and automobiles).

12. I am a (we are) resident(s) of **New Jersey**. I (we) understand that New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, I (we) understand that "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, I (we) understand that a New Jersey investor's investment in the Company, shares of its affiliates, and other direct participation investments may not exceed 10% of my (our) liquid net worth.

13. I am a (we are) resident(s) of **New Mexico**. My (our) total investment in the Company, its affiliates, and other non-traded real estate investment programs may not exceed 10% of my (our) liquid net worth.

14. I am a (we are) resident(s) of **North Dakota**. I (we) have a net worth of at least 10 times my (our) investment in the Company.

15. I am a (we are) resident(s) of **Ohio.** My (our) aggregate investment in the Company, affiliates of the Company or other non-traded REITs must not exceed 10% of my (our) liquid net worth. For these purposes, "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

16. I am a (we are) resident(s) of **Oregon**. My (our) investment in the Company and its affiliates may not exceed 10% of my (our) net worth.

17. I am a (we are) resident(s) of **Pennsylvania**. My (our) maximum investment in the Company may not exceed 10% of my (our) net worth.

18. I am (we are) resident(s) of **Tennessee**. I (we) understand that a Tennessee resident's investment in the Company's must not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobile).

8 Investor(s)/ Custodian Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR	PRINT OR TYPE NAME OF INVESTOR	DATE (Required)
X		
SIGNATURE OF JOINT INVESTOR **(if applicable)**	PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**	DATE (Required)
X		
CUSTODIAN MEDALLION SIGNATURE GUARANTEE	PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE **(Custodian or Trustee)**	DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STEADFAST CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

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9 Broker-Dealer or Registered Investment Advisor (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. **The undersigned attest that the Registered Representative, RIA and the Broker-Dealer are subject to the USA PATRIOT ACT. In accordance with Section 326 of the Act, the Registered Representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this subscription agreement in accordance with the requirements of the Customer Identification Program.**

9a

BROKER-DEALER OR RIA FIRM NAME **(Required)** ______________________

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX ______________________

CITY ______________ STATE ______ ZIP ______

BUSINESS PHONE **(Required)** ______________ FAX ______________

9b

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** ______________ REPRESENTATIVE #(S) **(Required)** ______________

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX ______________________

CITY ______________ STATE ______ ZIP ______

BUSINESS PHONE **(Required)** ______________ FAX ______________

____

E-MAIL ADDRESS

9c

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

9d

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) SIGNATURE(S) DATE **(Required)**

X ______________ X ______________ ______________

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR), AND I AM PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.

BROKER DEALER SIGNATURE (IF REQUIRED BY BROKER DEALER) DATE **(Required)**

X ______________________ ______________

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Express/Overnight
Steadfast
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Faxable Form
877-756-1113

Wiring Instructions
ABA -1010 0069 5
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
DDA 9871879062
DST as Agent for Steadfast Companies Universal Account

ACCEPTABLE FORMS OF PAYMENT.

Please indicate method of payment below:

- ☐ Wire transfer
- ☐ Pre-printed personal check
- ☐ Cashier's check (with remitter's name imprinted)
- ☐ Business check for company/corporate account
- ☐ Trust check for trust accounts
- ☐ Custodial check for IRA account
- ☐ Check endorsed from other investment program (will be accepted if it meets the minimum investment requirement)

Checks should be made payable to
"Steadfast Apartment REIT, Inc."

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-SCMG (7264).

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